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                                                                     EXHIBIT 2.7


                               FIRST AMENDMENT TO
               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                  THIS FIRST AMENDMENT TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "First Amendment") is made and entered into as of February 14, 2005, by and between Tickets.com, Inc., a Delaware corporation (the "Company"), GAP Coinvestment Partners II, L.P., a Delaware limited partnership ("GAP Coinvestment"), GapStar, LLC, a Delaware limited liability company ("GapStar"), General Atlantic Partners 74, L.P., a Delaware limited partnership ("GAP LP") (GAP Coinvestment, GapStar, and GAP LP are collectively referred to hereinafter as the "General Atlantic Stockholders"), and International Capital Partners, Inc., Profit Sharing Trust, a Connecticut corporation ("ICP") (the General Atlantic Stockholders and ICP are hereinafter referred to as the "Stockholders").

                                    RECITALS

                  WHEREAS, the Company and the Stockholders (collectively, the "Parties") previously entered into that certain Amended and Restated Registration Rights Agreement dated as of March 15, 2002 (the "Registration Rights Agreement"), pursuant to which the Company granted to Stockholders certain registration rights in connection with the Company's securities offerings; and

                  WHEREAS, Section 10.(d) of the Registration Rights Agreement provides that, among other things, the Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Company and the Stockholders; and

                  WHEREAS, the Company, MLB Advanced Media, L.P. ("Parent") and MLBAM Acquisition Corp. ("Purchaser") have entered into Agreement and Plan of Merger, dated as of February 14, 2005 (the "Merger Agreement"), pursuant to which Purchaser will commence the Offer (as such term is defined in the Merger Agreement), and, upon consummation of the Offer and satisfaction of certain other conditions set forth in the Merger Agreement, consummate the Merger (as such term is defined in the Merger Agreement); and

                  WHEREAS, the General Atlantic Stockholders, Parent and Purchaser have entered into a Securities Purchase Agreement, dated as of the date hereof, pursuant to which the General Atlantic Stockholders have agreed to sell their shares of preferred stock and warrants of the Company to the Purchaser; and

                  WHEREAS, the General Atlantic Stockholders, Parent and Purchaser have entered into a Stockholder Agreement, dated as of the date hereof, pursuant to which the General Atlantic Stockholders have agreed to tender their shares of common stock of the Company to the Purchaser in accordance with the terms of the Offer; and

                  WHEREAS, ICP, Parent and Purchaser have entered into a Stockholder Agreement, dated as of the date hereof, pursuant to which ICP has agreed to tender its shares of common stock of the Company to the Purchaser in accordance with the terms of the Offer; and
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                  WHEREAS, the Parties now wish to amend certain provisions of the Registration Rights Agreement as set forth below in this First Amendment.

                                    AMENDMENT

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

                  All capitalized terms used in this First Amendment and not specifically defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

                                  ARTICLE II.
                           AMENDED AND RESTATED TERMS

                  The Parties hereby agree to amend the Registration Rights Agreement by adding the following new Section 11:

                  "11. Termination. This Agreement shall terminate and be of no further force or effect upon consummation of the Offer (as such term is defined in that certain Agreement and Plan of Merger, dated as of February 14, 2005, by and among the Company, MLB Advanced Media, L.P. and MLBAM Acquisition Corp.)."



                                  ARTICLE III.
                                  COUNTERPARTS

                  This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the Parties have executed this First
Amendment effective as of the date first written above.

TICKETS.COM, INC.,
a Delaware corporation

By:  /s/ Ronald Bension
   ----------------------------
Name: Ronald Bension
     --------------------------
Title: Chief Executive Officer
      -------------------------

GAP COINVESTMENT PARTNERS II, L.P.,
a Delaware limited partnership

   By: /s/ Steven A. Denning
      -------------------------------
   Name: Steven A. Denning
        -----------------------------
   Title: A General Partner
         ----------------------------

INTERNATIONAL PARTNERS INC., PROFIT SHARING,
a Connecticut corporation
By: /s/ N. Sinacori
   ----------------------------------
Name: N. Sinacori
     --------------------------------
Title: Trustee
      -------------------------------

GENERAL.ATLANTIC PARTNERS 74, L.P.,
a Delaware limited partnership

By:  General Atlantic Partners, LLC,
its General Partner

   By: /s/ Steven A. Denning
      ------------------------------
   Name: Steven A. Denning
        ----------------------------
   Title: A Managing Member
         ---------------------------

GAPSTAR, LLC,
a Delaware limited liability company

By:  General Atlantic Partners, LLC, its sole member

By: /s/ Steven A. Denning
   ---------------------------------
Name: Steven A. Denning
     -------------------------------
Title: A Managing Member
      ------------------------------


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